                                                                    EXHIBIT 99.3

                               ELWOOD ENERGY LLC

                               OFFER TO EXCHANGE
                     8.159% SENIOR SECURED BONDS DUE 2026


To Our Clients:

     Enclosed for your consideration is a Prospectus dated _______, 2002 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Elwood Energy LLC (the "Issuer") to exchange all of its outstanding 8.159% Senior Secured Bonds due 2026, issued in reliance upon an exemption from registration under the Securities Act of 1933 (the "Senior Bonds"), for bonds having identical terms that have been registered under the Securities Act (the "Exchange Bonds").

     The material is being forwarded to you as the beneficial owner of Senior Bonds carried by us for your account or benefit but not registered in your name. A tender of any Senior Bonds may be made only by us as the registered holder in accordance with your instructions. Therefore, the Issuer urges beneficial owners of Senior Bonds registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact the registered holder promptly if they wish to tender Senior Bonds in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Senior Bonds under the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us whether to tender your Senior Bonds.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER SENIOR BONDS ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ ], 2002, unless extended (the "Expiration Date"). Senior Bonds tendered in the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time before the Expiration Date.

     If you wish to have us tender any or all of your Senior Bonds held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Senior Bonds held by us and registered in our name for your account or benefit.

                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Elwood Energy LLC.

     This will instruct you to tender the principal amount of Senior Bonds indicated below held by you for the account or benefit of the undersigned in accordance with the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

     1.  [_]   Please tender my Senior Bonds held by you for my account or benefit. If I wish to tender less than all of my Senior Bonds, I identified on a signed schedule attached hereto the principal amount of Senior Bonds to be tendered, in a minimum amount of $100,000 and multiples of $100.00 in excess of that amount.

     2.  [_]   Please do not tender my Senior Bonds.

Date:  ____________, 2002
                              _____________________________________________


                              _____________________________________________
                              Signature(s)


                              _____________________________________________


                              _____________________________________________
                              Please print name(s) here


     If you have marked Box Number 1 above, unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all your Senior Bonds.